UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 10, 2008 (January 4, 2008)

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road
Wakefield, Massachusetts 01880
(Address of Principal Executive Offices, including Zip Code)

(781) 246-0700
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On January 4, 2008, the Company entered into an Agreement (the “Agreement”) with OSI Systems, Inc. (“OSI”) and Rapiscan Systems, Inc. (Rapiscan) to resolve a pending legal action (the “Pending Action”) and to enter into additional agreements. In addition to the immediate dismissal of the Pending Action, other terms of the Agreement include, (i) the rescission of the Development, Distribution and Manufacturing Agreement entered into between the Company and Rapiscan in March 2005, (ii) the payment by the Company of $200,000, such payment to be made in the form of shares of the Company’s common stock, (iii) the granting of non-exclusive distribution rights to Rapiscan of various Company products, (iv) the payment by the Company of up to $1,000,000 in Technology Transfer Fees, payable over time at a rate of 2% of the gross sales price received by the Company if and when a passenger portal is sold, and (v) the opportunity for OSI to supply certain components to the Company.

The Company has included the Agreement as Exhibit 99.1, to this Current Report on Form 8-K.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1 Agreement between the Company, OSI Systems, Inc. and Rapiscan Systems, Inc. dated January 4, 2008
99.2 Press Release dated January 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        IMPLANT SCIENCES CORPORATION

    Date: January 10, 2008                    By: /s/ Phillip Thomas
                        Phillip Thomas
                                Chief Executive Officer